Exhibit 10.1

Dated the 1st day of July 2020

HOW KOK CHOONG

AND

AGAPE ATP Corporation

SUPPLEMENTAL SHARE EXCHANGE AGREEMENT

in respect of approximately 99.99% of the issued share capital of

AGAPE SUPERIOR LIVING SDN. BHD.

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THIS SUPPLEMENTAL AGREEMENT is made on 1st day of July 2020.

BETWEEN

(1)	How Kok Choong, with Malaysia identity card number 6312******** whose address is situated 260 Jalan Impian Gemilang, Saujana Impian, 43000 Kajang, Selangor Darul Ehsan, Malaysia (“Mr. How”) (the “Vendor”); and

(2)	Agape ATP Corporation, a company incorporated in Nevada, United States, whose registered office is situated at 1645 Village Center Circle, Suite 170, Las Vegas, Nevada, United States, 89134 (the “Purchaser”).

WHEREAS

(a)	Mr. How and the Purchaser entered into a share exchange agreement dated May 8, 2020 (the “Share Exchange Agreement”), pursuant to which the Purchaser has agreed to purchase in Agape Superior Living Sdn. Bhd. (the “Company”) by way of acquisition of 99.99% shares or 9,590,596 shares, of the Company held by Mr. How.

(b)	Mr. How and the Purchaser hereby agree to amend the Share Exchange Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Mr. How and the Purchaser hereby agree as follows:

1.	Clause 3.1 of the Share Exchange Agreement shall be deleted in its entirety and replaced with the following statement:

“The aggregate consideration (the “Consideration”) of the Sale Share to be paid by the Purchaser to the Vendor is MYR7,819,637 (equivalent to US$1,804,046 adopting the exchange rate of US$1.00 = MYR4.3345),which was determined based on the net asset carrying value of the Company as at March 31, 2020 and shall be satisfied by:”

2.	Clause 3.2 of the Share Exchange Agreement shall be deleted in its entirety and replaced with the following statement:

“The Purchaser shall allot and issue 176,547 shares (the “Consideration Shares”) with a par value US$0.0001 to Mr. How (or his nominee(s)), representing approximately 0.0469% of the total issued and outstanding shares in the Purchaser after the issuance of the Consideration Shares which was valued at approximately US$1,147,551 based on the closing price US$6.50 of the Purchaser as quoted on the OTC Market on March 31, 2020”.

3.	This Supplemental Share Exchange Agreement is supplemental to and shall be construed as an integral and inseparable part of the Share Exchange Agreement. Save as expressly amended herein, other clauses of the Share Exchange Agreement shall not be affected and shall remain in full force and effect. The Share Exchange Agreement shall be read together with this Supplemental Share Exchange Agreement as one single document.

4.	This Supplemental Share Exchange Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which when executed shall constitute an original and all of which when taken together shall constitute one and the same document.

5.	This Supplemental Share Exchange Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

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AS WITNESS this agreement has been duly executed by the Parties (or their duly authorised representatives) on the date stated at the beginning of this agreement.

VENDOR

SIGNED by How Kok Choong	)
in the presence of :	)

PURCHASER

SIGNED by How Kok Choong	)
for and on behalf of	)
AGAPE ATP CORPORATION	)
in the presence of :	)

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